Exhibit  23.1  Consent of KPMG LLP as to the financial statements of the Company



The  Board  of  Directors
RC2  Corporation:

We consent to the use of our reports dated February 19, 2003, with respect to the consolidated balance sheet of RC2 Corporation (formerly known as Racing Champions Ertl Corporation) and subsidiaries as of December 31, 2002, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the 2002 consolidated financial statements refers to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements, as more fully described in note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.


/s/ KPMG LLP

KPMG  LLP
Chicago,  Illinois
May  6,  2003